Exhibit 10ss

                              BELLSOUTH CORPORATION
                      STOCK AND INCENTIVE COMPENSATION PLAN
                        ANNUAL INCENTIVE AWARD AGREEMENT
                                  [2005 Grants]

         BellSouth Corporation, a Georgia corporation ("BellSouth"), acting pursuant to action of the Executive Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") and in accordance with the BellSouth Corporation Stock and Incentive Compensation Plan (the "Plan"), hereby grants to ______________ ("Officer") an Annual Incentive Award under the terms set forth in this Annual Incentive Award Agreement ("Agreement"), effective as of ________________ 2005:

         1. Award Grant. BellSouth grants to Officer an Annual Incentive Award equal to __% ("Allocated Percentage") of the Annual Bonus Pool effective as of the date above (the "Award"). This Award is subject to the terms and conditions of this Agreement, and to the further terms and conditions applicable to Annual Incentive Awards as set forth in the Plan.

         2. Annual Bonus Pool. The "Annual Bonus Pool" is equal to the greater of: (x) nine-tenths of one percent (0.9%) of the Operating Cash Flow for BellSouth's 2005 fiscal year, beginning on January 1, 2005 and ending on December 31, 2005; or (y) one and one-half percent (1.5%) of the Net Income for BellSouth's 2005 fiscal year.

         3. Performance Objectives. The Award shall be payable if BellSouth has positive Operating Cash Flow or positive Net Income, in each case, for BellSouth's 2005 fiscal year (the "Performance Objectives").

         4. Determination of Award.

                  (a) As soon as practicable following the receipt by the Compensation Committee of the Operating Cash Flow and Net Income from BellSouth's 2005 audited financial statements, the Compensation Committee shall certify in writing whether one or more of the Performance Objectives have been satisfied and, if so, the amount of the Annual Bonus Pool.

                  (b) If one or more of the Performance Objectives have been satisfied, the Compensation Committee shall, as soon as practicable following its certification pursuant to Paragraph 4(a) above, calculate the amount of the Award based on Officer's Allocated Percentage of the Annual Bonus Pool; provided, however, the Compensation Committee may, in its sole discretion, reduce the amount payable to Officer with respect to the Award.

         5. Payment of Award. Payment with respect to the Award shall be made in cash as soon as practicable following the Compensation Committee's (i) certification that one or more of the Performance Objectives have been satisfied and (ii) calculation of the amount of

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the Award, in each case, pursuant to Paragraph 4 above (the "Payment Date");
provided, however, such payment may be subject to deferral under any plan or program that the Administrator may establish for such purpose.

         6. Death, Disability or Retirement. In the event of a termination of Officer's employment with BellSouth or any Subsidiary prior to the Payment Date by reason of:

                  (i)   death of Officer;

                  (ii)  Disability; or

                  (iii) retirement which entitles Officer to a "Service Pension" under the terms of either the BellSouth Personal Retirement Account Pension Plan or the BellSouth Supplemental Executive Retirement Plan (or both), or a retirement pension under any alternative plan maintained by Officer's employer which BellSouth determines to be comparable to such a Service Pension, and not for Cause,

Officer or his or her Beneficiary, as the case may be, shall, if the Compensation Committee certifies that one or more of the Performance Objectives have been satisfied with respect to the Award pursuant to Paragraph 4(a) above, be eligible to receive a prorated payment equal to the product of: (x) Officer's Allocated Percentage of the Annual Bonus Pool multiplied by (y) a fraction, the numerator of which is the number of whole or partial calendar months elapsed between January 1, 2005 and the date of Officer's termination of employment, and the denominator of which is twelve (12) (the "Proration Factor"); provided, however, the Compensation Committee may, in its sole discretion, reduce the amount payable to Officer with respect to the Award under this Paragraph 6. Any amount payable under this Paragraph 6 shall be paid on the Payment Date described in Paragraph 5 above.

         7. Forfeiture. In the event Officer terminates employment with BellSouth and its Subsidiaries prior to the Payment Date, under circumstances other than those described in Paragraph 6 above, Officer shall forfeit all of his or her interest in the Award.

         8. Tax Withholding. BellSouth or any Subsidiary shall withhold from any payment to Officer or other person under this Agreement an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action as it deems necessary to satisfy any income or other tax withholding requirements with respect to the Award. BellSouth or any Subsidiary shall have the right to require that Officer furnish information deemed necessary by BellSouth or any Subsidiary to meet any tax reporting obligation before making any payment pursuant to the Award.

         9. Non-Transferability. The Award may not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated.

         10. Employment and Termination. Neither the Plan, this Agreement nor any related documents, communications or other material shall give Officer the right to continued

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employment by BellSouth or by any Subsidiary, or shall adversely affect the right of any such company to terminate Officer's employment with or without Cause at any time.

         11. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated only in accordance with the terms of the Plan.

         12. Agreement Subject to Plan. This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall supercede and replace the conflicting terms of this Agreement.

         13. No Right to Award. Nothing in this Agreement or the Plan shall be deemed or construed to create an obligation for the Compensation Committee, BellSouth or any Subsidiary to make any payment with respect to the Award on the Payment Date or at any other time, whether in an amount equal to the Allocated Percentage of the Annual Bonus Pool or any other amount.

         14. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         15. Governing Law. The Plan and this Agreement shall be governed by the laws of the State of Georgia without giving effect to conflicts of law principles thereof.

         16. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Officer's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

         17. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to BellSouth. This Agreement shall inure to the benefit of Officer's legal representatives. All obligations imposed upon Officer and all rights granted to BellSouth under this Agreement shall be binding upon Officer's heirs, executors, administrators and successors.

         18. Administration. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Compensation Committee. Any

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determination made hereunder shall be final, binding and conclusive on Officer,
Officer's heirs, executors, administrators and successors, and BellSouth and its Subsidiaries for all purposes.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of BellSouth effective as of the date first written above.


                                         BELLSOUTH CORPORATION



                                         By: __________________________________
                                                Vice President - Human Resources